Exhibit 99.1

GOLUB CAPITAL BDC, INC. ANNOUNCES
FINAL RESULTS OF TRANSFERABLE RIGHTS OFFERING

NEW YORK, NY, May 14, 2020— Golub Capital BDC, Inc. (NASDAQ: GBDC) (the “Company”) announced the final results of its transferable rights offering, which entitled holders of rights to purchase one share of common stock for every right held at a subscription price of $9.17 per share. The rights offering expired on May 6, 2020 at 5:00 p.m., New York City time and on May 13, 2020 all closing conditions were met, including final review and approval of the transferable rights offering by the Pricing Committee established by the Company’s Board of Directors. Wells Fargo Securities, LLC acted as lead dealer manager for the offering. J.P. Morgan and Morgan Stanley & Co. LLC acted as co-dealer managers for the offering.

The Company received total subscription requests for 64,931,650 shares of common stock, including primary subscriptions for 29,115,797 shares and over-subscription requests for an additional 35,815,853 shares. The primary subscription participation rate of 87% resulted in only 4,336,105 shares available to fill over-subscription requests.

In total, the Company sold 33,451,902 shares of its common stock for aggregate gross proceeds of approximately $306.7 million.

Proration of the available over-subscription shares has been made in accordance with the procedures described in the prospectus for the rights offering. Confirmations of shares purchased, including any acquired pursuant to the over-subscription privilege, and any excess payment refunded by the Company to the participating rights holder, will be mailed to participants on or around May 21, 2020. While the shares sold in the offering have been released by the Company’s transfer agent to actual record date holders, the allocation of shares to participating rights holders’ accounts will be the responsibility of their individual brokers or nominees. Participating rights holders should contact their brokers or other nominees for verification of receipt of shares they were issued pursuant to the offering.

The Company intends to use the net proceeds from the sale of shares of its common stock pursuant to the exercise of rights issued in this offering primarily (i) to initially repay outstanding indebtedness and otherwise support its financing subsidiaries, (ii) to make additional investments to support its existing portfolio companies, (iii) to position its balance sheet in order to be in position to fund new investments in accordance with its investment objectives and strategies and (iv) for general corporate purposes.

ABOUT GOLUB CAPITAL BDC, INC.

Golub Capital BDC, Inc. is an externally-managed, non-diversified closed-end management investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. Golub Capital BDC Inc. invests primarily in one-stop and other senior secured loans of U.S. middle-market companies that are often sponsored by private equity investors. Golub Capital BDC, Inc.’s investment activities are managed by its investment adviser, GC Advisors LLC, an affiliate of the Golub Capital group of companies (“Golub Capital”).

ABOUT GOLUB CAPITAL

Golub Capital is a market-leading, award-winning direct lender and credit asset manager, with over $30 billion of capital under management. Golub Capital specializes in delivering reliable, creative and compelling financing solutions to middle market companies backed by private equity sponsors. The firm’s credit expertise also forms the foundation of its Late Stage Lending business and its Broadly Syndicated Loan investment program. Across its activities, Golub Capital nurtures long-term, win-win partnerships that inspire repeat business from its private equity sponsor clients and investors. Founded over 25 years ago, Golub Capital today has over 500 employees and lending offices in Chicago, New York and San Francisco.

FORWARD-LOOKING STATEMENTS

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those expressed or implied in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. Golub Capital BDC, Inc. undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

CONTACT

Ross Teune

312-284-0111
rteune@golubcapital.com

26644981.7.BUSINESS